Exhibit 99.1

BitNile Announces Closing of Public Offering of 144,000 Shares of 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock

June 3, 2022

LAS VEGAS--(BUSINESS WIRE)—June 3, 2022-- BitNile Holdings, Inc. (NYSE American: NILE), a diversified holding company (“BitNile” or the

“Company”), announces today the closing of its public offering of 144,000 shares of its 13.00% Series D Cumulative Redeemable Perpetual Preferred Stock (the "Series D Preferred Stock") at a price to the public of $25.00 per share. Gross proceeds from the offering were approximately $3.6 million, before deducting offering expenses. Net proceeds to the Company, after payment of commissions, non-accountable fees and offering expenses, are expected to be approximately $3.07 million.

The shares of Series D Preferred Stock are expected to start trading on the New York Stock Exchange on or about June 7, 2022, under the symbol "NILE PRD."

The Company intends to use substantially all the net proceeds from the offering for the purchase of bitcoin miners, with the remainder for general corporate purposes.

Alexander Capital, L.P. acted as book running manager for the offering.

The Series D Preferred Stock was offered under the Company's shelf registration statement on Form S-3 (File No. 333-260618), which was declared effective by the Securities and Exchange Commission ("SEC") on November 12, 2021. A final prospectus supplement and an accompanying prospectus relating to the offering has been filed with the SEC and is available on the SEC's website at www.sec.gov.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

For more information on BitNile and its subsidiaries, BitNile recommends that stockholders, investors, and any other interested parties read BitNile’s public filings and press releases available under the Investor Relations section at www.BitNile.com or available at www.sec.gov.

About BitNile Holdings, Inc.

BitNile Holdings, Inc. is a diversified holding company pursuing growth by acquiring undervalued businesses and disruptive technologies with a global impact. Through its wholly and majority-owned subsidiaries and strategic investments, BitNile owns and operates a data center at which it mines Bitcoin and provides mission-critical products that support a diverse range of industries, including defense/aerospace, industrial, automotive, telecommunications, medical/biopharma and textiles. In addition, BitNile extends credit to select entrepreneurial businesses through a licensed lending subsidiary. BitNile’s headquarters are located at 11411 Southern Highlands Parkway, Suite 240, Las Vegas, NV 89141; www.BitNile.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally include statements that are predictive in nature and depend upon or refer to future events or conditions, and include words such as “believes,” “plans,” “anticipates,” “projects,” “estimates,” “expects,” “intends,” “strategy,” “future,” “opportunity,” “may,” “will,” “should,” “could,” “potential,” or similar expressions. Statements that are not historical facts are forward-looking statements. Forward-looking statements are based on current beliefs and assumptions that are subject to risks and uncertainties.

Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update any of them publicly in light of new information or future events. Actual results could differ materially from those contained in any forward-looking statement as a result of various factors. More information, including potential risk factors, that could affect the Company’s business and financial results are included in the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, the Company’s Forms 10-K, 10-Q and 8- K. All filings are available at www.sec.gov and on the Company’s website at www.BitNile.com.

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BitNile Holdings Investor Contact:

IR@BitNile.com or 1-888-753-2235

Source: BitNile Holdings, Inc.